Exhibit 99.1

Financial Statements

December 31, 2006, 2005 and 2004

With Independent Auditors’ Report

BAXL Technologies, Inc.

(Formerly Merlot Communications, Inc.)

Table of Contents

December 31, 2006 and 2005

WithumSmith + Brown

A Professional Corporation

Certified Public Accountants and Consultants

120 Albany Street, Suite 201

New Brunswick, NJ 08901

732.828.1614 fax 732.828.5156

www.withum.com

Additional Offices in New Jersey

and Pennsylvania

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders,

BAXL Technologies, Inc.:

We have audited the accompanying balance sheets of BAXL Technologies, Inc., (the Company), formerly Merlot Communications, Inc., as of December 31, 2006 and 2005 and the related statements of operations, changes in stockholders’ deficit and cash flows for the years ended December 31, 2006, 2005 and 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Accounting Oversight Board (United States) auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BAXL Technologies, Inc. as of December 31, 2006 and 2005 and the results of its operations and its cash flows for the years ended December 31, 2006, 2005 and 2004 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As more fully discussed in Note 1 to the financial statements, the Company has incurred net losses and negative operating cash flows since inception, has a working capital deficit of $3,103,834 and has a stockholders’ deficit of $5,276,299 as of December 31, 2006. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that may result from the outcome of this uncertainty.

/s/ WithumSmith & Brown, PC

May 11, 2007

BAXL Technologies, Inc.

(Formerly Merlot Communications, Inc.)

 Balance Sheets

December 31, 2006 and 2005

Assets	2006	2005
Current assets
Cash and cash equivalents	$998,810	$314,034
Accounts receivable, net of allowance for doubtful accounts of $83,505 and $36,849 at December 31, 2006 and 2005, respectively	274,902	354,422
Inventory	519,251	723,227
Prepaid expenses and other current assets	14,687	13,287
Total current assets	1,807,650	1,404,970
Property and equipment, net	71,377	1,685
Debt issue costs, net	309,092	-
Deposits	12,707	8,950
	$2,200,826	$1,415,605
Liabilities and Stockholders' Deficit
Current liabilities
Convertible notes payable	$3,000,000	$1,030,000
Accounts payable	945,086	472,013
Accrued expenses and other current liabilities	857,767	698,273
Deferred revenue	96,777	260,170
Current portion of capital lease obligation	11,854	-
Total current liabilities	4,911,484	2,460,456
Capital lease obligation, net of current portion	65,641	-
Notes payable long-term	2,500,000	-
Commitments and contingencies
Stockholders' deficit
Convertible preferred stock	18,083,494	18,083,494
Common stock, $.001 par value; 361,215,954 shares authorized; 4,237,628 shares issued and outstanding at December 31, 2006 and 2005, respectively	4,237	4,237
Additional paid-in capital	28,063,837	28,063,837
Accumulated deficit	(51,427,867)	(47,196,419)
Total stockholders' deficit	(5,276,299)	(1,044,851)
	$2,200,826	$1,415,605

The Notes to Financial Statements are an integral part of these statements.

BAXL Technologies, Inc.

(Formerly Merlot Communications, Inc.)

Statements of Operations

Years Ended December 31, 2006, 2005 and 2004

	2006	2005	2004
Sales	$1,409,005	$1,554,051	$3,485,041
Cost of goods sold	1,259,260	1,001,667	2,928,697
Gross profit	149,745	552,384	556,344
Operating expenses
Engineering and development expenses	995,987	1,563,953	1,484,862
Selling, general and administrative expenses	3,077,152	3,320,565	3,409,331
Depreciation and amortization	28,753	9,912	30,765
	4,101,892	4,894,430	4,924,958
Loss from operations	(3,952,147)	(4,342,046)	(4,368,614)

Other (income) expense
Other income	(7,964)	(500,000)	-
Interest expense, net	287,265	98,621	550,617
	279,301	(401,379)	550,617
Net loss	(4,231,448)	(3,940,667)	(4,919,231)
Accretion of preferred stock	-	447,559	126,021
Net loss available to common stockholders	$(4,231,448)	$(4,388,226)	$(5,045,252)

The Notes to Financial Statements are an integral part of these statements.

BAXL Technologies, Inc.

(Formerly Merlot Communications, Inc.)

Statements of Changes in Stockholders' Deficit

Years Ended December 31, 2006, 2005 and 2004

	Convertible Preferred Stock		Common Stock		Additional
	Shares	Amount	Shares	Amount	Paid-in Capital	Accumulated Deficit	Total
January 1, 2004	8,252,446	$ 24,647,393	144,293	$ 1 44	$ 5 ,610,907	$ (38,336,521)	$ (8,078,077)
Conversion of series A,B,C,D preferred to common stock	(6,541,939)	(21,255,639)	4,093,335	4 ,093	21,251,546	-	-
Conversion of series E preferred to series A-1 preferred stock, net	36,717,403	-	-	-	-	-	-
Issuance of series A-1 preferred stock, net of unamortized accretion	14,039,027	903,751	-	-	9 6,249	-	1,000,000
Conversion of notes to A-1 preferred stock including interest	116,445,620	8,411,426	-	-	1 ,411,800	-	9,823,226
Relative value of warrants related to the issuance of convertible notes	-	-	-	-	2 02,985	-	202,985
Preferred stock accretion	-	126,021	-	-	(126,021)	-	-
Net loss	-	-	-	-	-	(4,919,231)	(4,919,231)
December 31, 2004	168,912,557	12,832,952	4,237,628	4 ,237	2 8,447,466	(43,255,752)	(1,971,097)
Conversion of Notes to B-1 preferred stock including interest (Note 8)	16,931,658	1,206,043	-	-	-	-	1,206,043
Issuance of series B-1 preferred stock net of unamortized accretion (Note 8) and financing costs of $435,951	56,780,837	3,596,940	-	-	1 1,609	-	3,608,549
Relative value of warrants related to the issuance of convertible notes (Note 8)	-	-	-	-	5 2,321	-	52,321
Preferred stock accretion	-	447,559	-	-	(447,559)	-	-
Net loss	-	-	-	-	-	(3,940,667)	(3,940,667)
December 31, 2005	242,625,052	18,083,494	4,237,628	4 ,237	2 8,063,837	(47,196,419)	(1,044,851)
Net loss	-	-	-	-	-	(4,231,448)	(4,231,448)
December 31, 2006	242,625,052	$ 18,083,494	4,237,628	$ 4 ,237	$ 2 8,063,837	$ (51,427,867)	$ (5,276,299)

The Notes to Financial Statements are an integral part of these statements.

BAXL Technologies, Inc.

(Formerly Merlot Communications, Inc.)

Statements of Cash Flows

Years Ended December 31, 2006, 2005 and 2004

	2006	2005	2004
Cash flows from operating activities
Net loss	$(4,231,448)	$(3,940,667)	$(4,919,231)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation and amortization	28,753	9,912	30,765
Provision for doubtful accounts	46,656	8,986	32,273
Change to inventory obsolescence reserve	258,715	(50,000)	100,000
Non-cash interest expense	285,319	79,946	540,962
Changes in operating assets and liabilities:
Accounts receivable	32,864	(38,105)	(140,260)
Inventory	(54,739)	(30,687)	(164,473)
Prepaid expenses and other current assets	(1,400)	(7,976)	5,377
Deposits	(3,756)	-	11,800
Accounts payable	483,486	(393,383)	(96,600)
Accrued expenses and other current liabilities	(136,239)	137,243	268,824
Deferred revenue	(163,393)	90,894	101,504
Net cash used by operating activities	(3,455,182)	(4,133,837)	(4,229,059)
Cash flows from financing activities
Net proceeds from convertible notes and warrants	4,470,000	1,030,000	3,167,000
Repayment of convertible debt	-	(300,000)	-
Proceeds from issuance of preferred stock	-	3,608,549	1,000,000
Principal payments on capital lease obligations	(1,812)	-	-
Debt issue costs	(328,230)	-	-
Net cash provided by financing activities	4,139,958	4,338,549	4,167,000
Net change in cash and cash equivalents	684,776	204,712	(62,059)
Cash and cash equivalents
Beginning of year	314,034	109,322	171,381
End of year	$998,810	$314,034	$109,322

The Notes to Financial Statements are an integral part of these statements.

BAXL Technologies, Inc.

(Formerly Merlot Communications, Inc.)

Notes to Financial Statements

December 31, 2006 and 2005

1. Formation and Operation of the Company

Nature of Operations
BAXL Technologies, Inc., formerly Merlot Communications Inc., (the “Company”) was incorporated in Delaware on October 8, 1997. The Company was formed for the purpose of developing, manufacturing, marketing and distributing equipment that enables the use of existing building or campus wiring for high speed broadband applications such as wired and wireless data and internet access, video on demand, telephone, security and medical image transfer. The Company’s customers are primarily large hotel chains throughout the world.

Basis of Presentation

The Company has incurred net losses and negative operating cash flows since inception, has a working capital deficit of approximately $3,104,000 and has a stockholders’ deficit of approximately $5,276,000 at December 31, 2006, which raises substantial doubt about its ability to continue as a going concern. In addition, the Company is in technical default on $1,500,000 of its notes payable (see Note 6). The Company has funded its operating losses and development efforts since inception through the issuance of debt and equity securities. In order to continue development, increase marketing efforts and achieve profitable operations, management anticipates a need for additional financing. Management’s plans for funding future operations primarily include the sale of debt and equity securities (see Note 15). The Company’s failure to raise additional funds under its plan would unfavorably impact its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty, including the Company’s inability to realize the carrying value of assets.

2. Summary of Significant Accounting Policies

Cash and Cash Equivalents

The Company considers all short-term, highly liquid investments, with an original maturity of three months or less, to be cash equivalents.

Receivables and Credit Policies

Receivables are unsecured obligations due from customers under terms requiring payments up to ninety days from the date the services are performed, depending on the customer. The Company does not accrue interest on unpaid receivables. Customer receivable balances with invoice dates over ninety days old are considered delinquent. Management reviews these accounts taking into consideration the size of the outstanding balance and the past history with the customer. The carrying amount of receivables is reduced by a valuation allowance that reflects management’s best estimate of the amount that will not be collected. The need for a general reserve is evaluated by management.

Payments of accounts receivable are allocated to the specific invoices identified on the customer’s remittance or, if unspecified, are applied to the earliest unpaid invoices.

Inventory

Inventory is stated at the lower of cost (first-in, first-out) or market.

BAXL Technologies, Inc.

(Formerly Merlot Communications, Inc.)

Notes to Financial Statements

December 31, 2006 and 2005

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, generally three to five years. Gains and losses on depreciable assets retired or sold are recognized in the statement of operations in the year of disposal. Repairs and maintenance expenditures are expensed as incurred.

Debt Issue Costs

Debt issue costs represent amounts paid to attorneys and agents in connection with the issuance of long-term debt. These costs are reported as deferred charges and are amortized over the term of the respective debt.

Research and Development Activities

Research and development costs are charged against income as incurred. Management estimates that these costs approximate $598,000, $1,251,000, and $1,188,000 for the years ended December 31, 2006, 2005 and 2004, respectively.

Income Taxes

Income taxes are accounted for under the asset and liability method as set forth in Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes.” Deferred income taxes are recorded for temporary differences between financial statement carrying amounts and the tax basis of assets and liabilities. Deferred tax assets and liabilities reflect the tax rates expected to be in effect for the years in which the temporary differences are expected to reverse. A valuation allowance is provided if it is more likely than not that some or all of the deferred tax asset will not be realized.

Stock-Based Compensation

Prior to January 1, 2006, the Company accounted for stock-based compensation granted under its stock incentive plans under the recognition and measurement provisions of Accounting Principles Board Opinion No. 25, “Accounting for Stock issued to Employees,” and related interpretations (“APB 25”). In accordance with APB 25, the Company used the intrinsic-value method of accounting for stock option awards to employees. Under this method, the Company did not recognize compensation expense for its stock option awards to employees in its statement of operations prior to January 1, 2006, as all option exercise prices were equal to the fair market value of the Company stock on the date the options were granted. Effective January 1, 2006, the Company implemented the provisions of Financial Accounting Standards Board (FASB) Statement No. 123 (revised 2004) (“SFAS 123 R”), “Share Based Payments,” which is a revision of SFAS No. 123, “Accounting for Stock Based Compensation,” for all share-based compensation that was not vested as of December 31, 2005 and any new awards. All options in existence as of that date were vested.

Pro forma net loss information is required to be disclosed by Statement 123R and has been determined as if the Company has accounted for its employee stock options under the fair value method prescribed in SFAS 123. For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the vesting period of the related options. The pro forma effect of applying Statement 123’s fair value method to the Company’s stock-based compensation results in a net loss that is not materially different from the amounts reported for the year ended December 31, 2005.

Concentration of Credit Risk

The Company maintains cash balances, at times, with financial institutions, which are in excess of amounts insured by the Federal Deposit Insurance Corporation (FDIC). Management monitors the soundness of these institutions and considers the Company’s risk negligible.

BAXL Technologies, Inc.

(Formerly Merlot Communications, Inc.)

Notes to Financial Statements

December 31, 2006 and 2005

The Company may, at times, have a concentration of their customer receivables with a specific customer. At December 31, 2006 three customers accounted for 35 percent, 15 percent and 13 percent of outstanding receivables, respectively. At December 31, 2005 one customer accounted for 27 percent of outstanding receivables. No other single customer accounted for more than 10 percent of outstanding receivables.

The Company estimates that no single customer accounted for more than 10 percent of sales for the years ended December 31, 2006 and 2005.

Revenue Recognition

The Company recognizes revenue in accordance with the provisions of Emerging Issues Task Force Abstract 00-21 – Revenue Arrangements with Multiple Deliverables (“EITF 00-21”) for sales arrangements where the Company supplies the product and is also responsible for the installation of those products. The Company recognizes a portion of the revenue upon shipment of the products, and the second component of the revenue upon installation. When the Company is not responsible for the installation, revenue is recognized upon shipment of the parts. Revenue from maintenance contracts is recognized over the period of the maintenance contract. In general, the Company’s product is sold with a one-year warranty. The Company reserves for returns and warranty costs based on the Company’s historical experience and industry standards.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Fair Value of Financial Instruments

The Company estimates that the fair value of all financial instruments at December 31, 2006 and 2005, as defined in FASB 107, does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying consolidated balance sheets. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. Considerable judgment is required in interpreting market data to develop the estimates of fair value, and accordingly, the estimates are not necessarily indicative of the amounts that the Company could realize in a current market exchange.

3. Inventory

Inventory consists of the following at December 31:

	2006	2005
Raw materials	$346,724	$303,723
Work in process	-	1,325
Finished goods	222,527	468,179
	569,251	773,227
Reserve for obsolete and slow moving inventory	(50,000)	(50,000)
	$519,251	$723,227

During the year ended December 31, 2006, due to a change in the relevant environmental (“RoHS”) laws within the European Union, the Company identified $258,715 of obsolete inventory, which was written off  to cost of goods sold.

BAXL Technologies, Inc.

(Formerly Merlot Communications, Inc.)

Notes to Financial Statements

December 31, 2006 and 2005

4. Property and Equipment

Property and equipment consists of the following at December 31:

	2006	2005
Computer software	$312,554	$312,554
Tooling and test equipment	354,366	354,366
Furniture and fixtures	183,271	103,964
	850,191	770,884
Less: Accumulated depreciation	(778,814)	(769,199)
Property and equipment – net	$71,377	$1,685

Depreciation and amortization expense included as a charge to operations for the years ended December 31, 2006, 2005 and 2004, amounted to $9,615, $9,912 and $30,765, respectively.

5. Debt Issue Costs

Debt issue costs consist of the following at December 31:

	2006	2005
Debt issue costs	$328,230	$-
Less accumulated amortization	(19,138)	-
	$309,092	$-

Amortization expense included as a charge to operations for the years ended December 31, 2006, 2005 and 2004 amounted to $19,138, $-0-, and $-0-, respectively. Amortization is expected to approximate $246,000 and $63,000 for 2007 and 2008, respectively.

6. Convertible Notes Payable

Convertible notes payable consist of the following at December 31:

	2006	2005
2005 Demand Convertible Notes, interest at 10 percent per annum, secured by assets and intellectual property of the Company, convertible into common stock of the Company (1)	$-	$30,000
2005 Demand Convertible Notes, interest at 10 percent per annum, secured by assets and intellectual property of the Company, convertible into common stock of the Company (1)		1,000,000
Senior Bridge Conversion Notes, interest at 12 percent per annum (“First Restructuring Notes”) (2)	1,500,000	-
Senior Secured Convertible Promissory Notes, interest at 12 percent per annum (“Second Restructuring Notes”) (3)	1,500,000	-
Total convertible notes payable	$3,000,000	$1,030,000

BAXL Technologies, Inc.

(Formerly Merlot Communications, Inc.)

Notes to Financial Statements

December 31, 2006 and 2005

(1)   Attached to these notes were 1,467,079 detachable warrants to purchase common stock at $.07123 per share within the 7 years. The proceeds of these notes were allocated between the notes and the warrants based on their relative fair values. The resulting proceeds assigned to the warrants of $52,321 has been recorded as a discount on the notes and recorded in additional paid-in capital. Since the notes were payable on demand, the entire discount was immediately charged to interest expense. During the year ended December 31, 2006, these notes were amended and restated in substantially the same form with a new maturity date of January 1, 2009 (See long-term debt). Related warrants were canceled and the notes are no longer convertible into common stock of the Company.

(2)  These notes were due on September 30, 2006 and are, therefore, in technical default. The holders of the notes have not demanded payment. The notes are secured by all the assets of the Company, are voluntarily convertible at the election of the holder into common stock, and are mandatorily convertible upon the occurrence of a qualified offering, as defined below.

(3)   These notes are due on the earlier of 365 days from the date of the note (notes were issued between December 19, 2006 and December 22, 2006) or upon the closing by the Company of a merger, combination or sale of all or substantially all of its assets, and are secured by all the assets of the Company. The notes are subject to mandatory conversion upon the occurrence of a qualified offering, as defined below.

A qualified offering exists after the following three items occur:

a.   The closing of a private placement of equity securities with aggregate gross proceeds of no less than $6 million,

b.    A registration statement covering the resale of the underlying shares is declared effective by the

Securities and Exchange Commission, and

c.    The closing of a merger, share exchange and/or similar transaction with an entity who files periodic reports under the Federal securities laws and/or whose common stock is either publicly traded or quoted and pursuant to which the shareholders of the Company become shareholders of the entity.

7.  Notes Payable Long-Term and Capital Lease Obligation

Notes Payable Long-Term

Notes payable long-term consist of the following:

	2006	2005
Amended and Restated Senior Bridge Notes, interest at 10 percent per annum, secured by all assets of the Company (1)(2)	$2,500,000	$-

(1)   $1,030,000 of these notes were issued in 2005 as Demand Convertible Notes. During August  2006,  they were amended and restated in substantially the same form with a new maturity date of January 1, 2009. Related warrants were canceled and the notes are no longer convertible into common stock of the Company.

(2)  One of these notes was issued to the Company’s President in the amount of $60,000.

       Capital Lease Obligation

Capital lease obligations consist of the following:

BAXL Technologies, Inc.

(Formerly Merlot Communications, Inc.)

Notes to Financial Statements

December 31, 2006 and 2005

14.7 percent lease for furniture and fixtures due October 1, 2011	$57,424
15.3 percent lease for additional furniture and fixtures due October 1, 2011	20,071
Total lease obligations	77,495
Current portion	11,854
Capital lease obligation, net of current portion	$65,641

The annual principal payment requirements to maturity, for notes payable and capital leases at December

31, 2006 are as follows:

	Notes Payable	Capital Lease Obligations
Year Ending December 31, 2007	$-	$22,541
Year Ending December 31, 2008	-	22,541
Year Ending December 31, 2009	2,500,000	22,541
Year Ending December 31, 2010	-	22,541
Year Ending December 31, 2011	-	18,784
		108,948
Less: Imputed interest		(31,453)
		$77,495

A summary of property held under capital leases and included in Note 4, is as follows at December 31, 2006:

2006
Furniture and fixtures	$79,307
Less: Accumulated depreciation	7,930
Property held under capital lease, net	$71,377

8. Convertible Preferred Stock

Convertible preferred stock consists of the following at December 31:

	2006	2005
Convertible Preferred Stock – Series A-1, $.001 par value, 179,320,767 shares authorized, 168,912,557 shares issued and outstanding at December 31, 2006 and 2005 (liquidation preference $12,832,952 at December 31, 2006 and 2005)	$12,832,952	$12,832,952
Convertible Preferred Stock – Series B-1, $.001 par value, 87,126,799 shares authorized, 73,712,501 shares issued and outstanding at December 31, 2006 and 2005 (liquidation preference $5,250,542 at December 31, 2006 and 2005)	5,250,542	5,250,542
	$18,083,494	$18,083,494

BAXL Technologies, Inc.

(Formerly Merlot Communications, Inc.)

Notes to Financial Statements

December 31, 2006 and 2005

Series A-1 Convertible Preferred Stock

In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, including change in control, each holder of Series A-1 Preferred Stock shall be entitled to receive, in preference to any distribution to the holders of Common Stock, an amount per share of the Series A-1 Preferred Stock equal to the amount of liquidation preference plus any dividends which have been accrued but remain unpaid at such time.

Each holder of Series A-1 Preferred Stock shall have the right to convert shares of Series A-1 Preferred Stock into an equal number of common shares. In addition, the Series A-1 shall be automatically converted into shares of Common Stock upon (i) the written request of the holders of a majority of the Series A-1 Preferred Stock or (ii) closing of an initial public offering of the Company’s Common Stock.

All holders of Series A-1 Preferred Stock shall have the right to vote the number of shares equal to the number of shares of Common Stock that would be issuable upon conversion.

Generally, the holders of Series A-1 Preferred Stock shall not be entitled to any dividends, unless the

Board of Directors declares dividends to be paid to Common Stockholders. In such case the dividend shall be paid as if all shares of Series A-1 Preferred Stock had been converted into shares of Common Stock.

Series B-1 Convertible Preferred Stock

As part of a further recapitalization during 2005, notes totaling $1,167,000 along with $39,043 of accrued interest were converted into 16,931,658 shares of B-1 Preferred Stock. Further, during 2005, the

Company sold 56,780,837 shares of B-1 Preferred Stock in a private placement for $4,044,500.

In connection with the issuance of the $4,044,500 of B-1 Preferred Stock, the Company issued 30,724,960 Common Stock warrants. The warrants are exercisable at $.07123 per share for seven years. Based on the relative fair value of the warrants, $447,559 of the proceeds received from the Series B-1 Preferred Stock has been allocated to these warrants. As a result, the Series B-1 Preferred Stock was initially recorded at a discount, which was immediately amortized and charged to paid-in capital due to the conversion feature discussed below.

In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, including change in control, each holder of Series B-1 Preferred Stock shall be entitled to receive, in preference to any distribution to the holders of Common Stock, an amount per share of the Series B-1 Preferred Stock equal to the amount of liquidation preference plus any dividends which have been accrued but remain unpaid at such time.

Each holder of Series B-1 Preferred Stock shall have the right to convert shares of Series B-1 Preferred Stock into an equal number of common shares. In addition, the Series B-1 shall be automatically converted into shares of Common Stock upon (i) the written request of the holders of a majority of the Series B-1 Preferred Stock or (ii) closing of an initial public offering of the Company’s Common Stock.

All holders of Series B-1 Preferred Stock shall have the right to vote the number of shares equal to the number of shares of Common Stock that would be issuable upon conversion.

Generally, the holders of Series B-1 Preferred Stock shall not be entitled to any dividends, unless the

Board of Directors declares dividends to be paid to common stockholders. In such case the dividend shall be paid as if all shares of Series B-1 Preferred Stock had been converted into shares of common stock.

BAXL Technologies, Inc.

(Formerly Merlot Communications, Inc.)

Notes to Financial Statements

December 31, 2006 and 2005

9. Stockholders’ Deficit

At December 31, 2006, the Company is authorized to issue up to 266,447,566 shares of Preferred Stock with a par value of $.001, 179,320,767 shares of which are designated Series A-1 Preferred Stock and 87,126,799 shares of which are designated Series B-1 Preferred Stock. In addition, the Company is authorized to issue up to 361,215,954 shares of Common Stock, par value $.001.

Warrants

A summary of outstanding warrants is as follows at December 31, 2006:

Description	Shares	Exercise Price	Expiration Date
Series A-1 Preferred Stock	337,390	$.07	February 21, 2007
Series A-1 Preferred Stock	7,547,617	$.07	July 30, 2011
Series A-1 Preferred Stock	2,105,800	$.07	March 4, 2012
Common Stock	248,777	$.07	April 4, 2007
Common Stock	962,763	$.07	April 16, 2009
Common Stock	2,004,000	$.07	August 26, 2009
Common Stock	4,632,875	$.07	December 31, 2011
Common Stock	2,105,852	$.07	February 28, 2012
Common Stock	14,913,708	$.07	March 4, 2012
Common Stock	1,078,197	$.07	March 31, 2012
Common Stock	13,100,180	$.07	October 31, 2012

During the year ended December 31, 2006 warrants for the purchase of 1,467,079 shares of common stock were cancelled in connection with the amendment and restatement of demand convertible notes.

10. Stock-Based Compensation

The Company’s Board of Directors adopted the 1998 Stock Plan (the “Plan”) on April 14, 1998 for employees of the Company. The Plan permits the granting of incentive stock options to employees not to exceed in the aggregate 106,667 shares of Common Stock. Such options expire ten years from the date of grant. All option grants vest immediately, subject to a stock restriction which provides the Company an option to repurchase the stock at its original purchase price (the employee’s exercise price) if the employee leaves prior to completion of their vesting period (which, typically vested over four years with 25 percent vesting after the first anniversary date and 6.25 percent vesting for each 91 day period thereafter). The stock restriction expires ratably over the employee’s original vesting term.

On October 27, 1998 the Company’s Board of Directors adopted the 1998 Stock Plan for Directors and Consultants (the “Directors’ Plan “). The Directors’ Plan permits the granting of non-qualified options to Directors and Consultants of the Company not to exceed in the aggregate 26,667 shares of Common Stock. Generally, the term of the options is ten years from the grant date. All stock option grants to consultants under the Directors’ Plan are immediately exercisable.

A summary of stock option activity under the Plan and the Directors’ Plan is as follows:

BAXL Technologies, Inc.

(Formerly Merlot Communications, Inc.)

Notes to Financial Statements

December 31, 2006 and 2005

	Number of Shares	Weighted Average Exercise Price
Outstanding at January 1, 2005	32,847	$11.33
Granted	-
Exercised	-
Canceled	(295)
Outstanding at December 31, 2005	32,552	$11.30
Granted
Exercised
Canceled	(7,144)
Outstanding at December 31, 2006	25,408	$10.86

Range of exercise prices	Number Outstanding at December 31, 2006	Weighted Average Contractual Remaining Life	Weighted Average Exercise Price	Number Exercisable at December 31, 2006	Weighted Average Exercise Price
$ 1.50	386	1.47	$ 1.50	386	$ 1.50
$ 2.25	233	2.32	$ 2.25	233	$ 2.25
$ 4.50	1,672	2.1	$ 4.50	1,672	$ 4.50
$ 8.25	15,925	2.67	$ 8.25	15,925	$ 8.25
$18.90	7,192	3.86	$18.90	7,192	$18.90
	25,408		$10.86	25,408	$10.86

Certain disclosures required by SFAS 123R have been omitted from these financial statements due to their insignificant nature.

11. Income Taxes

The Company has federal net operating loss carryforwards available to offset future taxable income of approximately $43,700,000 at December 31, 2006, which expire in 2017 through 2026, and state net operating loss carryforwards of approximately $43,700,000, which expire in 2007 through 2013. These loss carryforwards are subject to limitation in future years due to certain ownership changes.

Deferred income taxes reflect the net effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred taxes as of December 31, 2006 and 2005 are as follows:

	2006	2005
Deferred tax assets:
Future benefit of net operating loss carryforwards	$17,000,000	$15,500,000
Research and development tax credit	380,000	377,000
Depreciation	13,000	13,000
Other	66,000	83,000
Total deferred tax assets	17,459,000	15,973,000
Less: Valuation allowance	(17,459,000)	(15,973,000)
Net deferred income taxes	$-	$-

BAXL Technologies, Inc.

(Formerly Merlot Communications, Inc.)

Notes to Financial Statements

December 31, 2006 and 2005

For the years ended December 31, 2006 and 2005, the Company’s effective tax rate differs from the federal statutory rate principally due to the increase in the valuation allowance on the deferred tax assets and other temporary differences for which no benefit was or has been recorded.

12. Commitments and Contingencies

The Company occupies space on a month-to-month basis until December 1, 2006 when it entered into a two year lease for its new premises with monthly rent of $11,988. Rent expense was approximately $146,000, $139,000 and $139,000 for the years ended December 31, 2006, 2005 and 2004, respectively. Future minimum rental payments under the lease approximate $144,000 for the year ending December 31, 2007 and $132,000 for the year ending December 31, 2008.

On or about December 21, 2005, a former employee filed a complaint with the Connecticut Commission on Human Rights and Opportunities (CHRO), which was cross filed with the Equal Employment Opportunity Commission, alleging that he was terminated and discriminated against with regard to an offer of severance. On February 14, 2006, the Company filed an answer and position statement denying the former employee’s allegations and setting forth its defense. On May 15, 2006, the CHRO retained the complaint for a full investigation. The Company intends to vigorously defend its position and believes the ultimate resolution of this matter will not have a material impact on its financial condition or results of operations.

On June 15, 2006, the Company entered into a settlement agreement and patent license agreement with the owner of certain patent rights. The agreement provides for payments of $200,000, to be paid in 8 quarterly payments of $25,000 on the first day of each quarter during the period October 1, 2006 through and including July 1, 2008. The agreement also provides for running royalties, payable quarterly, equal to 3 percent of net sales (as defined) beginning on July 1, 2007 and expiring on October 22, 2016, to a maximum of $1,800,000. Under the agreement, the Company must renegotiate the license for any new products added to its product line. There have been no such additions added to the Company’s product line since the date of the agreement.

The Company is, from time to time, subject to legal proceedings and claims. In the opinion of management, the amount of ultimate liability with respect to any pending actions will not materially affect the financial position, results of operations and cash flows of the Company.

13. Supplemental Disclosure of Cash Flow Information

	2006	2005	2004
Cash paid during the year for:
Interest	$1,945	$28,831	$9,655
Disclosure of non-cash investing and financing activities:
Convertible notes converted to Series A1 Preferred Stock	$-	$-	$7,228,500
Convertible notes converted to Series B1 Preferred Stock	$-	$1,167,000	$-
Convertible notes forgiven and recorded as a charge to additional paid-in capital	$-	$-	$1,411,800
Accrued interest converted to Series A1 Preferred Stock	$-	$-	$1,182,927
Accrued interest converted to Series B1 Preferred Stock	$-	$39,043	$-
Series A Preferred Stock converted to common	$-	$-	$995,000
Series B Preferred Stock converted to common	$-	$-	$6,855,266
Series C Preferred Stock converted to common	$-	$-	$5,611,767
Series D Preferred Stock converted to common	$-	$-	$7,793,607
Furniture and fixtures acquired through obligations under capital leases	$79,307	$-	$-

BAXL Technologies, Inc.

(Formerly Merlot Communications, Inc.)

Notes to Financial Statements

December 31, 2006 and 2005

14. Retirement Plan

The Company has a contributory thrift and savings plan for salaried employees meeting certain service requirements, which qualify under Section 401(k) of the Internal Revenue Service Code. The Company can make a discretionary matching contribution of employee deferrals into the Plan. The Company did not make a matching contribution to the Plan for the years ended December 31, 2006, 2005 and 2004.

15. Restructuring

In anticipation of a recapitalization of the Company, the Company has entered into various debt arrangements and refinancing arrangements. During 2006, the Company raised $1,445,000 (net of fees deducted) in cash upon the issuance of $1,470,000 of 10 percent Senior Secured Bridge Notes. During 2006 and 2007, the Company raised $3,240,130 (net of fees deducted) in cash upon the issuance of $3,500,000 of 12 percent Senior Bridge Conversion Notes. Of the $3,500,000, $3,000,000 was raised during 2006 and $500,000 was raised during 2007. In addition, during 2007, the Company raised $435,000 (net of fees deducted) in cash upon the issuance of $500,000 of 12 percent Subordinated Promissory Notes.

On August 25, 2006, the Company entered into an agreement with Mastodon Ventures, Inc. (“Mastodon”) under which Mastodon will act as the Company’s exclusive strategic advisor in connection with the implementation of the Company’s corporate restructuring and financing plan (the “Plan”). Mastodon (and/or its designees) shall receive, (i) reimbursement for all out-of-pocket costs and expenses incurred by Mastodon (including its counsel fees), (ii) a fee of $360,000 (the “M&A Fee”) and, (iii) a common stock purchase warrant, entitling Mastodon to purchase 225,000 shares of common stock during a five year period at an exercise price of $.75 per share. The Plan as it is currently structured provides for the Company to seek to raise additional capital for its business activities and operations which will entail restructuring certain of its outstanding equity and debt securities, modifying certain of its executive management agreements, and arranging for the sale of additional equity and debt securities to implement the Plan. The Plan also contemplates a reverse triangular merger transaction with a publicly owned “shell entity.”

Prior to the merger, all of the Company’s common and preferred stock may need to be restructured. All options, warrants, convertible securities and other agreements or rights convertible into shares of the Company’s capital stock may also be cancelled.

Although the Company is actively pursuing the implementation of this plan, there is no assurance that it will be successful in its ability to raise additional funds, find a suitable merger candidate, or successfully complete the required recapitalization of the Company.